UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2014

ViaSat, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2014, ViaSat, Inc. (“ViaSat”) restructured its financial management team by appointing Shawn Duffy to serve as ViaSat’s Senior Vice President and Chief Financial Officer and Bruce Dirks to serve as ViaSat’s Senior Vice President – Treasury and Corporate Development. Prior to this restructuring, Ms. Duffy had served as ViaSat’s Vice President – Corporate Controller and Chief Accounting Officer, and Mr. Dirks had served as ViaSat’s Vice President and Chief Financial Officer. This restructuring is intended to better align the financial management team with ViaSat’s strategic objectives, as well as the portfolio of skills, expertise and experience of Ms. Duffy and Mr. Dirks.

Ms. Duffy, 44, joined ViaSat in 2005 as Corporate Controller. In 2009, she was appointed ViaSat’s Vice President and Corporate Controller. She assumed her previous position as Vice President – Corporate Controller and Chief Accounting Officer in April 2012. From August 2012 until April 2013, Ms. Duffy also served as interim Chief Financial Officer. Prior to joining ViaSat, Ms. Duffy was a Senior Manager at Ernst & Young, LLP, serving the technology and consumer product markets. Ms. Duffy is a certified public accountant in the State of California, and earned a B.S.B.A. degree in Accounting from San Diego State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2014	ViaSat, Inc.

	By:	/s/ Paul Castor
Paul Castor
Associate General Counsel

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